April 10, 2024
Greenidge Generation Holdings Inc.
135 Rennell Drive, 3rd Floor
Fairfield, CT 06890
Ladies and Gentlemen:
We have acted as counsel to Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation, and filing by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the offer and sale from time to time by the selling stockholder covered by the Registration Statement (the “Selling Stockholder”) of up to 2,521,010 shares of class A common stock, par value $0.0001 (“Class A common stock”), of the Company, consisting of: (i) 450,300 shares of Class A common stock (the “Purchased Shares”), (ii) 810,205 shares of Class A common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded Class A common stock purchase warrants (the “Pre-Funded Warrants”), and (iii) 1,260,505 shares of Class A common stock (the “5-Year Warrant Shares”) issuable upon the exercise of five-year Class A common stock purchase warrants (the “5-Year Warrants”). The Purchased Shares, the Pre-Funded Warrants and the 5-Year Warrants were acquired by the Selling Stockholder pursuant to the Securities Purchase Agreement, dated as of February 12, 2024, between the Company and the Selling Stockholder (the “Purchase Agreement”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).
In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Opinion Documents”):
(a)    the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof;
(b)    the Purchase Agreement;
(c)    the certificate representing the Pre-Funded Warrants, dated February 14, 2024;
(d)    the certificate representing the 5-Year Warrants, dated February 14, 2024;
(e)    the Registration Statement;
(f)    the Prospectus;
(g)    the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, the Purchase Agreement, the Pre-Funded Warrants, and the 5-Year Warrants; and
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Greenidge Generation Holdings Inc.
April 10, 2024

(h)    such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the Opinion Documents, we have assumed:
(a)    the genuineness of all signatures;
(b)    the authenticity of the originals of the documents submitted to us;
(c)    the conformity to authentic originals of any documents submitted to us as copies; and
(d)    as to matters of fact, the truthfulness of the representations made in the Opinion Documents, and in certificates of public officials and officers of the Company.
We have not independently established the validity of the foregoing assumptions.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
1.The Purchased Shares are validly issued, fully paid, and non-assessable;
2.The Pre-Funded Warrant Shares, when issued upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable; and
3.The 5-Year Warrant Shares, when issued upon exercise of the 5-Year Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable.
We are members of the Bar of the State of New York. The foregoing opinions are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.
This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.
This opinion letter is delivered to you in connection with the filing of the Registration Statement, and may not be relied upon by you for any other purpose without our prior written consent.

Greenidge Generation Holdings Inc.
April 10, 2024

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Zukerman Gore Brandeis & Crossman, LLP